UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	August 22, 2007
COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Ligonier Street, Latrobe, PA		15650
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 724-539-3501

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.05    AMENDMENT TO CODE OF ETHICS

On August 21, 2007, Commercial National Financial Corporation’s Board of Directors approved the following amendment to the Corporation's general code of ethical and legal compliance. The amendment that was approved applies specifically to the Chief Executive Officer. Therefore, although it was adopted as part of the Corporation's general code of ethics, it shall also be deemed to amend the Corporation's code of ethics for senior financial officers included as an exhibit to the Corporation’s annual filing on Form 10-K. The amendment adds the following language to such codes of ethics:

"All potential conflicts of interest that may involve the Chief Executive Officer shall be reported to the Chairman of the Board of Directors, who shall furnish such information to the independent members of the Board of Directors, acting as a committee of the Board of Directors. Notwithstanding any other provisions of the Code of Ethics to the contrary, if the Chief Executive Officer is involved in any transaction or other activity that may involve a conflict of interest, that transaction or activity must receive a thorough review and prior approval of the independent members of the Board of Directors."

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial National Financial Corporation
(Registrant)

Date: August 22, 2007	/s/	Gregg E. Hunter
Gregg E. Hunter
President and Chief Executive Officer